Exhibit 10.19

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [INSERT CLOSING DATE], AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE ON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER OF SUCH SECURITIES AND ITS SUCCESSORS (THE “CORPORATION”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH LOCAL LAWS AND REGULATIONS; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF PARAGRAPH (C) OR (D), THE SELLER HAS PRIOR TO SUCH TRANSFER FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

SNOW LAKE RESOURCES LTD.

UNSECURED CONVERTIBLE DEBENTURE

PRINCIPAL AMOUNT: $[●] PURCHASE PRICE: $[●]	Date: February [●], 2021

1.	Promise to Pay FOR VALUE RECEIVED, the undersigned, Snow Lake Resources Ltd. (the “Corporation”) promises to pay to or to the order of [●] (the “Debentureholder”), or such other place and/or person as the Debentureholder may direct by notice in writing to the Corporation. the principal amount of $[●] (the “Principal Amount”) in lawful money of Canada (such Principal Amount having a purchase price of $[●] after being reduced by an original issuance discount equal to 5% and $15,000 for the Debentureholder’s legal and closing costs) together with interest and all other Obligations (as hereafter defined), subject to the terms and conditions contained herein.

2.	Definitions and Interpretation

2.1	As used herein, the following terms shall have the following respective meanings, unless the context otherwise requires:

“Affiliate” has the meaning ascribed to such term in the Business Corporations Act (Ontario), as in effect on the date of this Debenture.

“Asset Sale” means the sale of any assets of the Corporation outside of the ordinary course of business.

“Business Day” means any day except Saturday, Sunday or any statutory holiday in the City of Toronto, Ontario, Canada.

“Common Share Reorganization” shall have the meaning ascribed to such term in Section 7.

“Common Shares” means fully-paid and non-assessable common shares in the capital of the Corporation as constituted on the date hereof, and after the date hereof any other shares, other securities, money or property which the Debentureholder is entitled to receive in respect or substitution thereof upon conversion of this Debenture pursuant to Section 6.

“Conversion Date” means the date on which the Debenture is received by the Corporation for conversion in accordance with the terms and conditions in Section 6.

“Conversion Notice” shall have the meaning ascribed to such term in Section 6.2.

“Conversion Price” means, subject to adjustment as provided in Section 7, the lesser of (i) $0.25 per Common Share, and (ii) a 20% discount to the issue price of any Common Shares issuable upon the sale or conversion of Offered Securities issued in a Qualified Financing.

“Corporation” means Snow Lake Resources Ltd., a corporation incorporated under the laws of the Province of Manitoba and includes any successor to or of the Corporation which shall have complied with the provisions of Section 14.

“Credit Documents” means, collectively, the Debentures and all certificates, notices, agreements and other documents delivered to the Debentureholder, or entered into by the Debentureholder pursuant to or in connection with the Debentures;

“CSE” means the Canadian Securities Exchange.

“Current Market Price” shall have the meaning ascribed to the term in Section 7.1(d).

“Debenture” means this unsecured convertible debenture as it may be amended, supplemented or restated from time to time and “Debentures” means the aggregate of up to $[●] in principal amount of Debentures (inclusive of an original discount equal to 5%, and for greater certainty, including this Debenture) issued pursuant to the Offering.

“Debentureholder” shall have the meaning ascribed to such term in the introductory paragraph hereto.

“Dividends Paid in the Ordinary Course” means cash dividends declared payable on the Common Shares in any fiscal year of the Corporation to the extent that such cash dividends do not exceed, in the aggregate, an amount greater than:

(a)	fifty (50%) percent of the retained earnings of the Corporation as at the end of its immediately preceding fiscal year; and

(b)	one hundred (100%) percent of the aggregate consolidated net income of the Corporation, determined before computation of extraordinary items, for its immediately preceding fiscal year;

“Event of Default” shall have the meaning ascribed to such term in Section 8.2.

“Exchangeable Securities” shall have the meaning ascribed to such term in Section 7.

“Exercise Date” shall have the meaning ascribed to such term in Section 6.2.

“Expiration Time” means 5:00 pm (Toronto time) on the Maturity Date.

“Indebtedness” means, at any time and from time to time, all of the Principal Amount, any accrued interest and any other amount owing pursuant to this Debenture, including any penalties, in each case which has not been paid to the Debentureholder by the Corporation.

“Interest Rate” shall have the meaning ascribed to such term in Section 4.1.

“Maturity Date” means the earlier of (i) December 23, 2022, (ii) the date the Corporation completes a Public Offering, and (iii) or such earlier date as the principal amount hereof may become due, subject to and in accordance with the terms, conditions and provisions hereof, subject to extension upon mutual agreement of the parties.

“Material Adverse Change” means a material adverse effect on (i) the ability of the Corporation to pay its obligations hereunder as and when due; (ii) the business, operation, prospects, assets or condition, financial or otherwise, of the Corporation or any Subsidiary; or (iii) the ability of the Corporation or any Subsidiary to perform any other material obligations to the Debentureholder under this Debenture or any other present or future agreements in respect of the property and assets of the Corporation.

“Obligations” means all Indebtedness, liability and other obligations of the Corporation hereunder or under the Subscription Agreement and any other agreement between the Corporation and the Debentureholder.

“Offered Securities” any equity or voting securities, or securities convertible into or exchangeable for equity or voting securities, of the Corporation;

“Offering” means the private placement offering of $630,000 in aggregate principal amount of Debentures by the Corporation pursuant subscription agreements entered into between the Corporation and the Debentureholder;

“Other Agreements” has the meaning ascribed thereto in Section 8.2(l).

“Participation Right” has the meaning ascribed thereto in Section 15.

“Person” includes an individual, a trust, a partnership, a body corporate or politic, a syndicate, a joint venture, a company, an association and any other form of incorporated or unincorporated organization or entity.

“Principal Amount” has the meaning ascribed thereto in Section 1.

“Public Offering” means a Qualified Financing that either (i) effects a listing of Common Shares on a Securities Exchange or (ii) takes place after shares have been listed on a Securities Exchange

“Qualified Financing” means the sale by the Corporation of any Offered Securities, or the raise of any funds by way of equity sale, debt sale, or otherwise following the date of this Debenture.

“Rights Offering” shall have the meaning ascribed to such term in Section 7.

“Rights Period” shall have the meaning ascribed to such term in Section 7.

“Securities Exchange” shall have the meaning ascribed to such term in Section 8.2(m).

“Securities Laws” means, collectively, the applicable securities laws of the relevant jurisdictions, the regulations, rules, rulings and orders made thereunder, the applicable policy statements issued by the securities regulators thereunder, the securities legislation and policies of each other relevant jurisdiction and the rules of the relevant stock exchange, in each case in effect from time to time.

“Share Certificates” shall have the meaning ascribed to such term in Section 6.3.

“Special Distribution” shall have the meaning ascribed to such term in Section 7.

“Subscription Agreement” means a Subscription Agreement of even date between the Corporation and the Debentureholder providing for the issuance of the Debenture, as such agreement may be amended, supplemented or restated from time to time.

“Subsidiary” has the meaning ascribed to such term in the Business Corporations Act (Ontario), as in effect on the date of this Debenture.

“Warrants” means the Common Share purchase warrants issued by the Corporation to the Debentureholder on or about the date hereof.

2.2	Interpretation

Words importing the singular only shall include the plural and vice versa, words importing the masculine gender shall include the feminine gender and words importing persons shall include firms and corporations and vice versa.

2.3	Headings

The division of this Debenture into Articles and Sections and the use of headings are for convenience of reference only and shall not affect the construction or interpretation of this Debenture.

2.4	Time of Essence

Time is of the essence of this Debenture.

2.5	Currency

Unless otherwise specified, all dollar amounts in this Debenture, including the symbol “$”, refer to Canadian currency.

2.6	Business Day

If the date upon which any amount is payable by the Corporation, or upon which any other action is required to be taken by the Corporation hereunder, is not a Business Day, then such amount shall be payable or such other action shall be taken on or by the next succeeding Business Day.

3.	Payment

(a)	Unless the Indebtedness is redeemed or converted in accordance with this Debenture, the Corporation shall pay to the Debentureholder the Indebtedness on the Maturity Date.

(b)	Upon the Principal Amount and interest (including interest on amounts in default, if any) on this Debenture and all other money payable hereunder having been paid or satisfied, the Debentureholder shall, at the request of the Corporation, release and discharge this Debenture. Upon such request, the Debentureholder shall execute and deliver such instruments as it shall be advised by the Corporation’s counsel are requisite to release the Corporation from its covenants herein contained.

4.	Interest

4.1	The Principal Amount from time to time outstanding shall bear interest at a rate of the greater of 12% (subject to Section 4.2) per annum, and (ii) the WSJ prime rate + 7% (the “Interest Rate”), calculated and added to the Principal Amount annually, payable in cash in arrears on the Maturity Date (the “Interest Payment Date”).

4.2	Upon an Event of Default, the Interest Rate shall increase to the lesser of (i) 24% per annum, and (ii) the maximum legal rate, from the date of the Event of Default until the date such Event of Default is cured.

4.3	Notwithstanding the foregoing provisions of this Section 4, the Corporation shall in no event be obliged to make any payments of interest or other amounts payable to the Debentureholder hereunder in excess of an amount or rate which would be prohibited by law or would result in the receipt by the Debentureholder of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada).

5.	Redemption by the Corporation

5.1	Subject to Section 6, the Corporation may, at its option, subject to providing not less than 30 days prior written notice to the Debentureholder, prepay the entire amount of the Indebtedness at 110% of the current amount of the Indebtedness (“Redemption”).

6.	Conversion by the Debentureholder

6.1	Subject to the provisions of this Debenture, including Section 8.3 and any regulatory approval, the Debentureholder shall have the right, at the option of the Debentureholder during the period beginning on the date of this Debenture, to the close of business on the Business Day before the Maturity Date, and the Business Day preceding the date fixed for Redemption (the “Conversion Date”), to elect to convert a part or all of the Indebtedness then outstanding into Common Shares at the Conversion Price, subject to adjustment in certain events as described in Section 7.

6.2	Fractional Common Shares will not be issued on any conversion and in lieu thereof the Corporation will round up to the next full Common Share if the fraction is 0.5 or greater, and will round down and issue no additional Common Share if the fraction is below 0.5. If the Debentureholder desires to convert the Indebtedness it shall send to the Corporation prior to the date on which the Indebtedness is to be converted into Common Shares (the “Exercise Date”) a notice, in the form of Schedule “A” (the “Conversion Notice”), of the conversion specifying the Exercise Date and the number of Common Shares to be issued upon conversion. On the Exercise Date, the Debentureholder shall be entered in the books of the Corporation as the holder of the number of Common Shares resulting from the conversion and shall be treated for all purposes (including the right to receive dividends) as the holder of record of such Common Shares which shall be deemed outstanding as fully paid and non-assessable. The Corporation must maintain, free from preemptive rights, sufficient authorized but unissued Common Shares so that the Conversion Notice may be fully exercised without additional authorization of Common Shares after giving effect to all other options, warrants, convertible securities and other rights of third parties to purchase shares of Common Shares.

6.3	If the Debentureholder sends a Conversion Notice, the Debentureholder must thereafter surrender this Debenture to the Corporation in exchange for Common Share certificates (the “Share Certificates”) of the Corporation in the name of Debentureholder evidencing the ownership of that number of Common Shares specified in the Conversion Notice. As soon as practicable after the surrender of this Debenture by the Debentureholder to the Corporation (but in no event prior to the Exercise Date), the Corporation shall deliver or arrange for the delivery of the Share Certificates to the Debentureholder. In the event of the conversion of this Debenture in part, the Corporation shall, without charge, forthwith execute and deliver to the Debentureholder a new debenture in a principal amount equal to the unconverted part of this Debenture so surrendered in the same form as this Debenture, except as to Principal Amount.

6.4	If the Debentureholder fails to surrender this Debenture within five (5) days from the Exercise Date, the Share Certificates will be set aside in trust for the Debentureholder and such setting aside shall for all purposes be deemed to satisfy the Corporation’s obligations to the Debentureholder pursuant to this Section 6 and the Debentureholder shall have no right, except upon surrender of this Debenture to the Corporation, to receive the Share Certificates.

6.5	If the Corporation fails to deliver the Share Certificates to the Debentureholder within three (3) Business Days from the Exercise Date, the Corporation shall pay to the Debentureholder, in cash, an amount equal to 2% of the amount of Indebtedness being converted pursuant to the Conversion Notice for the applicable Exercise Date, which amount shall accrue daily until the Share Certificates have been delivered to the Debentureholder.

7.	Adjustment of Conversion Price

7.1	The Conversion Price in effect at any date shall be subject to adjustment from time to time as follows:

(a)	If and whenever at any time after the date hereof and prior to the Expiration Time the Corporation shall:

(i)	issue Common Shares or securities exchangeable for or convertible into Common Shares to all or substantially all of the Corporation’s shareholders as a stock dividend or make a distribution on its outstanding Common Shares (other than as Dividends Paid in the Ordinary Course);

(ii)	subdivide, redivide or change its outstanding Common Shares into a greater number of shares; or

(iii)	consolidate, reduce or combine its outstanding Common Shares into a smaller number of shares;

(each of the events enumerated in the clauses (i), (ii) and (iii), above, being hereinafter referred to as a “Common Share Reorganization”), the Conversion Price shall be adjusted effective immediately after the record date or effective date, as the case may be, which is used to determine the holders of outstanding Common Shares for the happening of a Common Share Reorganization, by multiplying the Conversion Price in effect immediately prior to such record date or effective date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date or effective date, as the case may be, before giving effect to such Common Shares Reorganization, and the denominator of which shall be the number of Common Shares outstanding as of the effective date or record date, as the case may be, after giving effect to such Common Share Reorganization (including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had such securities been fully exchanged or exercised for or converted into Common Shares on such record date or effective date, as the case may be).

(b)	If and whenever at any time after the date hereof and prior to the Expiration Time, the Corporation shall fix a record date for the issuance of rights, options or warrants to all or substantially all of the holders of the outstanding Common Shares with respect to the payment of dividends or the return of capital, including the Common Shares pursuant to which such shareholders are entitled, directly or indirectly, during a period expiring not less than 21 days and not more than 90 days after such record date (the “Rights Period”), to subscribe for or purchase Common Shares at a price per share to the holder of less than 95% of the Current Market Price on such record date or to subscribe for or purchase securities (in this paragraph (b) referred to as “Exchangeable Securities”) exchangeable or exercisable for or convertible into Common Shares at an effective subscription price per Common Shares (giving effect to the terms of such subscription or purchase and of such exchange or conversion privilege) of less than 95% of the Current Market Price on such record date (any of such events being hereinafter called a “Rights Offering”), then the Conversion Price shall be adjusted effective immediately after the end of the Rights Period to a price determined by multiplying the Conversion Price in effect immediately prior to the end of the Rights Period by a fraction:

(i)	the numerator of which shall be the aggregate of:

(A)	the number of Common Shares outstanding as of the record date for the Rights Offering, and

(B)	a number determined by dividing: (I) either (1) the product of the number of Common Shares issued or subscribed for during the Rights Period and the price per share at which such Common Shares are acquired; or, as the case may be, (2) the product of the exchange, exercise or conversion price of the Exchangeable Securities and the maximum number of Common Shares for or into which such Exchangeable Securities distributed under the Rights Offering may be exchanged, exercised or converted; by (II) the Current Market Price as of the record date for the Rights Offering; and

(ii)	the denominator of which shall be the number of Common Shares outstanding immediately after the end of the Rights Period (after giving effect to the Rights Offering, including the number of Common Shares actually issued or subscribed for during the Rights Period upon exercise of the rights, warrants or options distributed under the Rights Offering and the number of Common Shares that would have been issued had all Exchangeable Securities been exchanged or exercised for or converted into Common Shares).

For the purposes of any computation made in accordance with this subsection 7.1(b), Common Shares owned legally or beneficially by the Corporation or a subsidiary or any other Affiliate of the Corporation shall be disregarded. To the extent that any adjustment in the Conversion Price occurs pursuant to this subsection 7.1(b) as a result of the fixing by the Corporation of a record date for the issue or distribution of rights, options or warrants referred to in this subsection 7.1(b), the Conversion Price shall be readjusted immediately after the expiry of any relevant exchange, conversion or exercise right to the Conversion Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

(c)	If and whenever at any time after the date hereof and prior to the Expiration Time the Corporation shall fix a record date for the issue or the distribution to all or substantially all of the holders of one or more classes of outstanding Common Shares of: (i) shares of any class other than Common Shares; (ii) rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares (excluding those referred to in Section 7.1(b)); (iii) evidences of the Corporation’s indebtedness; or (iv) any property or other assets (including cash), and if such issuance or distribution does not constitute Dividends Paid in the Ordinary Course, a Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a “Special Distribution”), the Conversion Price shall, subject to the prior written approval of any stock exchange or over-the-counter market on which the Common Shares are then listed or quoted for trading, if required, be adjusted effective immediately after such record date to a price determined by multiplying the Conversion Price in effect on such record date by a fraction:

(i)	the numerator of which shall be:

(A)	the product obtained when the number of Common Shares outstanding on such record date is multiplied by the Current Market Price on such record date; less

(B)	the excess, if any, of (1) the fair market value, as determined by action by the directors of the Corporation (whose determination shall be conclusive), which action shall be subject to the prior written approval of any stock exchange or over-the-counter market on which the Common Shares are then listed or quoted for trading, if required, to the holders of the Common Shares of the shares, rights, options, warrants, evidences of indebtedness or property or other assets issued or distributed in the Special Distribution, over (2) the fair market value of any consideration received therefore by the Corporation from the holders of the Common Shares, as determined by action by the directors of the Corporation (whose determination shall be conclusive); and

(ii)	the denominator of which shall be the product obtained when the number of Common Shares outstanding on such record date is multiplied by the Current Market Price on such record date.

To the extent that such distribution is not so made, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or to the Conversion Price which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or assets actually distributed.

For the purposes of any computation made in accordance with this subsection 7.1(c), Common Shares owned legally or beneficially by the Corporation or a subsidiary or any other Affiliate of the Corporation shall be disregarded.

(d)	For the purpose of any computation under this Debenture, the “Current Market Price” in respect of a Common Share at any date means the volume weighted average price per share for the 10 consecutive trading days ending not more than three Business Days before such date when the securities are listed on the facilities of the TSX Venture Exchange, or if the Common Shares are not then listed on the TSX Venture Exchange, on such other stock exchange on which the Common Shares trade as may be selected by the directors of the Corporation for such purpose; the volume weighted average price shall be determined by dividing the aggregate of the sale prices of all such shares sold on such exchange, during such 10 consecutive trading days by the total number of such shares so sold; or if:

(i)	the Common Shares are not listed upon a nationally-recognized stock exchange; or

(ii)	within such 10 consecutive trading days there have not been at least five days in which at least 100 Common Shares have traded,

the Current Market Price in respect of a Common Share shall be determined by the directors of the Corporation acting reasonably and in good faith;

(e)	In any case in which Section 7 shall require that an adjustment become effective immediately after a record date or agreement date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing or transferring to the Debentureholder who converts on a Conversion Date after such record date or agreement date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment of the Conversion Price required by such event before giving effect to such adjustment provided, however, that the Corporation shall deliver to the Debentureholder an appropriate instrument evidencing the Debentureholder’s right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares declared in favour of holders of record of such Common Shares on and after the Conversion Date or such later date as such Debentureholder would, but for the provisions of this Section 7.1(e), have become the holder of record of such additional Common Shares.

(f)	In case the Corporation after the date hereof shall take any action affecting its Common Shares, other than any action described in Section 7, which in the opinion of the directors of the Corporation, acting reasonably, would materially affect the conversion rights of the Debentureholder, the Conversion Price shall be adjusted in such manner, at such time and by such action by the directors, as they may determine, acting reasonably, to be equitable to the Debentureholder and the Corporation in the circumstances, but subject in all cases to any necessary regulatory approval. The failure to take any such action by the directors so as to provide for an adjustment on or prior to the effective date or record date of any action by the Corporation affecting its Common Shares shall be conclusive evidence that the directors of the Corporation has determined that it is equitable to make no adjustment in the circumstances.

(g)	In the event of any dispute arising with respect to the adjustments provided in Section 7, such question shall be conclusively determined by a firm of chartered accountants appointed by the Corporation (who may be auditors of the Corporation) and acceptable to the Debentureholder, acting reasonably, and such accountants shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation and the Debentureholder.

(h)	If any Common Shares to be issued upon the conversion of this Debenture hereunder require any filing with, or registration with or approval of any governmental authority or compliance with any other requirement under any law before such shares may be validly issued upon such conversion or traded by the person to whom they are issued pursuant to such conversion, the Corporation will take all action as may be necessary to secure such filing, registration, approval or compliance, as the case may be. The Debentureholder acknowledges that the Common Shares may be subject to restrictions on resale and may bear a legend with respect to such restrictions.

(i)	Notwithstanding the foregoing, nothing in Section 7 shall in any manner compromise or derogate from any rights the Debentureholder may have to approve any transaction contemplated by Section 7, whether in its capacity as a shareholder (if applicable), as a Debentureholder or otherwise.

(j)	The adjustments to the Conversion Price and number of Common Shares or other securities or property of the Corporation provided for herein are cumulative and such adjustments shall be made successively whenever any of the relevant events referred to herein shall occur. For purposes of the adjustments set forth above, the following provisions shall apply:

(i)	if the Corporation shall set a record date to determine holders of outstanding Common Shares entitled to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such shareholders of any such dividend, distribution or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then no adjustment in the Conversion Price shall be required solely by reason of the setting of such record date;

(ii)	in the absence of a resolution of the directors fixing a record date for a Common Share Reorganization, Rights Offering or Special Distribution, the Corporation shall be deemed to have fixed as the record date therefor the date on which the Common Share Reorganization, Rights Offering or Special Distribution is effected;

(iii)	as a condition precedent to the taking of any action which would require any adjustment the Conversion Price or securities to be received, the Corporation shall take any corporate action which may, in the opinion of counsel, be necessary in order that the Corporation have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all shares or other securities that the Debentureholder is entitled to receive on the total exercise thereof in accordance with the provisions thereof; and

(iv)	notwithstanding any other provision of this Section, no adjustment shall be made which would result in any increase in the Conversion Price (except upon a consolidation, reduction or combination of outstanding Common Shares).

(k)	No adjustment in the Conversion Price shall be made in respect of any event described in Sections 7.1(a), 7.1(b) or 7.1(c), other than the events referred to in clauses 7.1(a)(ii) and 7.1(a)(iii) of Section 7.1(a), if the Debentureholder is, without converting this Debenture, entitled to participate in such event on the same terms mutatis mutandis as if the Debentureholder had received Common Shares as a result of having converted this Debenture prior to or on the effective date or record date of such event; provided that such participation shall be subject to receipt of all necessary regulatory approvals.

(l)	In determining at any time and from time to time the number of Common Shares outstanding at any particular time for purposes of this Section 7, there shall be excluded any Common Shares (and Common Shares which would be outstanding upon conversion of convertible securities) held by or for the account of the Corporation.

(m)	If in the opinion of the directors of the Corporation the provisions of Section 7 are not strictly applicable, or if strictly applicable would not fairly protect the rights of the Debentureholder in accordance with the intent and purposes hereof, the directors of the Corporation shall make any adjustment in such provisions as the directors of the Corporation deems appropriate, acting reasonably, for the benefit of the Debentureholder.

7.2	Reclassifications, Reorganizations, etc. In case of any amalgamation of the Corporation with, or merger of the Corporation into, any other corporation with the result that the Corporation ceases to exist in its present capacity, or in case of any sale, transfer or other disposition of all or substantially all of the assets of the Corporation, the successor corporation or holder of the corporation’s assets as the case may be shall, and the Corporation shall cause such successor corporation or holder of the corporation’s assets to, give notice in the manner specified in Section 21 to the Debentureholder. Such notice shall confirm that the Debentureholder shall have the right to convert the Debenture into the kind and amount of shares and other securities and property receivable upon such amalgamation, merger or sale by a holder of the number of Common Shares into which such Debenture might have been converted immediately prior to such event. Such notice shall confirm adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The above provisions of this Section 7.2 shall similarly apply to successive amalgamations, mergers, sales, transfers or other dispositions.

7.3	Certificates as to Adjustment The Corporation shall from time to time forthwith after the occurrence of any event which requires adjustment or readjustment as provided in Section 7, deliver to the Debentureholder, an officer’s certificate specifying the nature of the event requiring the adjustment or readjustment and the amount of the adjustment or readjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

7.4	Notice of Special Matters The Corporation covenants that so long as this Debenture remains outstanding, it will give notice to the Debentureholder at the address provided for in Section 21, of its intention to fix a record date or agreement date for any event which may give rise to an adjustment in the Conversion Price and, in each case, such notice shall specify the particulars of such event and the record date, the agreement date and the effective date for such event, provided that the Corporation shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than 7 days in each case prior to such applicable record date. The Corporation shall not during the period of such notice close the transfer books for Common Shares so as to prevent the conversion of this Debenture or fix a record date for voting so as to prevent the Common Shares resulting from a conversion of this Debenture from being voted. Nothing in this Section 7.4 shall in any manner derogate from or compromise the Debentureholder’s rights to receive notice pursuant to any applicable laws.

8.	Covenants and Events of Default and Representations

8.1	Covenants The Corporation covenants and agrees, on its own behalf and on behalf of each Subsidiary (where applicable) with the Debentureholder that, so long as this Debenture is outstanding and in force and except as otherwise permitted by the prior written consent of the Debentureholder:

(a)	To Pay Principal and Interest: The Corporation will duly and punctually pay or cause to be paid to the Debentureholder the principal of, premium (if any) and interest accrued on the Debentures of which it is the holder on the dates, at the places and in the manner mentioned herein and in the Debentures.

(b)	Notice of Event of Default: The Corporation shall forthwith notify the Debentureholder of the occurrence of any Event of Default or any event of which it is aware which with notice or lapse of time or both would constitute an Event of Default together with full details and any action proposed to be taken.

(c)	Preservation of Existence, etc: Subject to the express provisions hereof, the Corporation will carry on and conduct its activities, and cause its Subsidiaries to carry on and conduct their businesses, in a business-like manner and in accordance with good business practices; and, subject to the express provisions hereof, it will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights.

(d)	Keeping of Books: The Corporation will keep or cause to be kept proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Corporation and each Subsidiary in accordance with generally accepted accounting principles.

(e)	Withholding Matters: All payments made by or on behalf of the Corporation under or with respect to the Debentures (including, without limitation, any penalties, interest and other liabilities related thereto) will be made free and clear of and without withholding, or deduction for, or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including, without limitation, penalties, interest and other liabilities related hereto) imposed or levied by or on behalf of the Government of Canada or the United States or elsewhere, or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (“Withholding Taxes”), unless the Corporation is required by law or the interpretation or administration thereof, to withhold or deduct any amounts for, or on account of Withholding Taxes. If the Corporation is so required to withhold or deduct any amount for, or on account of, Withholding Taxes from any payment made under or with respect to the Debentures, the Corporation shall deduct and withhold such Withholding Taxes from any payment to be made or with respect to the Debentures and, provided that the Corporation forthwith remits such amount to the relevant governmental authority or agency, the amount of any such deduction or withholding will be considered an amount paid in satisfaction of the Corporation’s obligations under the Debentures. There is no obligation on the Corporation to gross-up or pay additional amounts to a holder of Debentures in respect of such deductions or withholdings. For greater certainty, if any amount is required to be deducted or withheld in respect of Withholding Taxes upon a conversion of a Debenture, the Corporation shall be entitled to liquidate such number of Common Shares (or other securities) issuable as a result of such conversion as shall be necessary in order to satisfy such requirement. The Corporation shall provide the Debentureholder with copies of receipts or other communications relating to the remittance of such withheld amount or the filing of any forms received from such government authority or agency promptly after receipt thereof.

(f)	No Material Change of Business: The Corporation will notify the Debentureholder in the event of any Material Adverse Change. The Corporation will notify the Debentureholder in the event it receives notice of any regulatory, governmental or criminal citation, notice of violation, investigation or proceeding that may have a material impact on the Corporation’s license, business activities or operations. The Corporation will notify the Debentureholder in the event it receives notice of any non-compliance citations or notices of violations, of which the Corporation is aware, that may have a material impact on the investee’s, supplier’s or customers’ license, business activities or operations.

(g)	Ranking and Additional Debt: The Debenture shall rank senior to all existing debt of the Corporation. Except for debt incurred in the ordinary course of business, the Corporation will not incur any additional debt nor issue any debt securities, except that the Corporation shall be permitted to issue debt securities provided that such debt securities rank subordinate to the Debenture.

(h)	Restrictions on Operations: Without the consent of a majority of the Debentureholders, the Corporation will not (i) sell, divest or change the structure of any material assets of the Corporation, (ii) enter into any variable rate transactions, or (iii) accept merchant cash advances or similar financing instruments.

8.2	Events of Default Unless waived in writing by the Debentureholder, any one or more of the following events shall constitute an Event of Default hereunder:

(a)	failure for 10 days to pay interest on the Debentures when due;

(b)	failure to pay principal or premium (whether by way of payment of cash or delivery of Common Shares), if any, when due on the Debentures whether at maturity, upon redemption, by declaration or otherwise;

(c)	default in the delivery, when due, of any Common Shares or other consideration, payable on conversion with respect to the Debentures, which default continues for 3 days;

(d)	default in the observance or performance of any covenant or condition of the Debenture by the Corporation and the failure to cure (or obtain a waiver for) such default for a period of 10 days;

(e)	if a decree or order of a Court having jurisdiction is entered adjudging the Corporation a bankrupt or insolvent under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws, or issuing sequestration or process of execution against, or against any substantial part of, the property of the Corporation, or appointing a receiver of, or of any substantial part of, the property of the Corporation or ordering the winding-up or liquidation of its affairs, and any such decree or order continues unstayed and in effect for a period of 60 days;

(f)	if the Corporation institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws, or consents to the filing of any such petition or to the appointment of a receiver of, or of any substantial part of, the property of the Corporation, or any Subsidiary or makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due;

(g)	if, after the date of this Debenture, the Corporation fails to provide the Debentureholder with a Participation Right (as defined herein);

(h)	if, after the date of this Debenture, any proceedings with respect to the Corporation are taken with respect to a compromise or arrangement, with respect to creditors of the Corporation generally, under the applicable legislation of any jurisdiction;

(i)	the Corporation restates any financial statements for any date or period from two years prior to the date of this Debenture and until this Debenture is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statement, have constituted a material adverse effect on the rights of the Debentureholder with respect to this Debenture.

(j)	any court of competent jurisdiction issues an order declaring this Debenture, any of the other related documents or any provision hereunder or thereunder to be illegal, as long as such declaration was not the result of an act of negligence by the Debentureholder, exclusive of the execution of the Debenture and related documents or the transactions and acts contemplated herein.

(k)	any cessation of operations by the Corporation or the Corporation admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Corporation’s ability to continue as a “going concern” shall not be an admission that the Corporation cannot pay its debts as they become due.

(l)	notwithstanding anything to the contrary contained in this Debenture or the other related or companion documents, a breach or default by the Corporation of any covenant or other term or condition contained in any of the other financial instrument, including but not limited to all promissory notes, currently issued, or hereafter issued, by the Corporation, to the Debentureholder or any other third party (the “Other Agreements”), after the passage of all applicable notice and cure or grace periods, that results in a Material Adverse Change shall, at the option of the Debentureholder, be considered a default under this Debenture, in which event the Debentureholder shall be entitled to apply all rights and remedies of the Debentureholder under the terms of this Debenture by reason of a default under said Other Agreement or hereunder.

(m)	if at any time on or after the date on which the Common Shares are listed or quoted on the Toronto Stock Exchange, TSX Venture Exchange, CSE, OTC Pink or an equivalent U.S. replacement exchange, the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange, the NYSE MKT, or any other recognized securities exchange (a “Securities Exchange”):

(1)	the Corporation shall fail to maintain the listing or quotation of the Common Shares, or if its shares have been suspended from trading on a Securities Exchange;

(2)	the Corporation shall fail to comply with the annual and periodic reporting requirements of the Securities Exchange upon which the Common Shares are listed or quoted;

(3)	the Corporation shall fail to comply with the disclosure laws for publicly traded companies in its relevant jurisdiction;

(4)	once the Common Shares have been accepted by the DTC, the DTC places a “chill” (i.e. a restriction placed by DTC on one or more of DTC’s services, such as limiting a DTC participant’s ability to make a deposit or withdrawal of the security at DTC) on any of the Corporation’s securities;

(5)	once the Common have been made eligible for trading through the DTC’s Fast Automated Securities Transfer or Deposit/Withdrawal at Custodian programs, the Corporation loses such eligibility;

(6)	the Corporation shall lose the “bid” price for its Common Shares ($0.0001 on the “Ask” with zero market makers on the “Bid” per Level 2) and/or a market (including the OTC Pink, OTCQB or any other Securities Exchange);

(7)	any attempt by the Corporation or its officers, directors, and/or Affiliates to transmit, convey, disclose, or any actual transmittal, conveyance, or disclosure by the Corporation or its officers, directors, and/or Affiliates of, material non-public information concerning the Corporation, to the Debentureholder or its successors and assigns, which is not immediately cured by Corporation’s filing of a Form 8-K pursuant to Regulation FD (or the equivalent in a relevant jurisdiction) on that same date.

8.3	Acceleration Upon the occurrence of any one or more of the Events of Default, the Indebtedness outstanding at that time shall be accelerated, and shall become immediately due and payable at the option of the Debentureholder. Alternatively, upon the occurrence of any one or more of the Events of Default, the Debentureholder may, by giving written notice thereof to the Corporation, elect to convert, in whole or in part, the Indebtedness then outstanding in accordance with the terms hereof.

8.4	Remedies Cumulative The rights and remedies of the Debentureholder hereunder are cumulative and in addition to and not in substitution for any rights or remedies provided by law.

8.5	Non-Merger The taking of a judgment or judgments or any other action or dealing whatsoever by the Debentureholder in respect of any security given by the Corporation (if any) to the Debentureholder shall not operate as a merger of any indebtedness or liability of the Corporation to the Debentureholder or in any way suspend payment or affect or prejudice the rights, remedies and powers, legal or equitable, which the Debentureholder may have in connection with such liabilities and the surrender, cancellation or any other dealings with any security for such liabilities shall not release or affect the liability of the Corporation hereunder or any security held by the Debentureholder. All Obligations shall survive the Maturity Date until all Obligations of the Corporation hereunder have been satisfied and discharged in accordance with this Debenture.

8.6	Security Upon the occurrence of any one or more of the Events of Default, the Corporation must enter into a security agreement with the Debentureholder, in a form acceptable to the Debentureholder, acting reasonably, and permit the Debentureholder to secure any outstanding Indebtedness with a registration under the Personal Property Security Act (Manitoba) against the Corporation.

9.	Person Entitled to Payment

The Debentureholder shall be entitled to payment of all amounts due hereunder free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate Debentureholder hereof and all persons may act accordingly and a transferee of this Debenture shall become the Debentureholder of this Debenture free from all equities or rights of set-off or counterclaim between the Corporation and the transferor or any previous Debentureholder hereof, save in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

10.	Supplement to Debenture

10.1	From time to time the Corporation, either at its own discretion or when so directed by the Debentureholder, shall execute, acknowledge and deliver by its proper officers, deeds or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

(a)	making such provisions not inconsistent with this Debenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Debenture which do not affect the substance thereof and which provisions and modifications will not, in the opinion of the Debentureholder’s solicitor, be prejudicial to the interests of the Debentureholder;

(b)	evidencing the succession or the successive successions of other corporations to the Corporation and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Debenture; and

(c)	for any other purpose not inconsistent with the terms of this Debenture.

10.2	The Corporation may correct any typographical or other manifest errors in this Debenture, provided that in the opinion of the Debentureholder’s solicitor such corrections will not prejudice the rights of the Debentureholder hereunder and may execute all such documents as may be necessary to correct such errors.

11.	Mutilation, Loss, Theft or Destruction

In case this Debenture shall become mutilated or be lost, stolen or destroyed, the Corporation shall execute and deliver a new Debenture having the same date of issue upon surrender and cancellation of the mutilated Debenture, or in case this Debenture is lost, stolen or destroyed, in lieu of and in substitution for the same. In case of loss, theft or destruction the person applying for a substituted Debenture shall furnish to the Corporation such evidence of such loss, theft or destruction as shall be satisfactory to the Corporation, shall furnish an indemnity satisfactory to the Corporation (but in any event in an amount not exceeding the principal amount outstanding) and shall pay all reasonable expenses incidental to the issuance of any substituted Debenture.

12.	Debentureholder Not a Shareholder

This Debenture shall, in itself, not confer or be construed as conferring upon the Debentureholder any right or interest whatsoever as a shareholder of the Corporation, including, but not limited to, the right to vote at, to receive notice of, or to attend meetings of shareholders or any other proceedings of the Corporation, or the right to receive dividends and other distributions.

13.	Transfer of Debentures

13.1	The Corporation shall maintain a register on which are recorded the names and addresses of each holder hereof. Subject to compliance with the terms of this Debenture and with applicable laws and regulations, a transfer shall be recorded by the Corporation in the register of holders hereof maintained by the Corporation, upon surrender of this Debenture with the Transfer Form in the form attached hereto as Schedule “B” duly completed by the Debentureholder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or other authority to transfer on behalf of the Debentureholder. Upon each transfer the Corporation shall cancel this Debenture and execute and deliver such replacement debenture as is required, in the form hereof.

13.2	Restrictions on Transfers: The Corporation shall not register any transfers of the Debenture or issue or transfer any Common Shares issuable on conversion of the Debenture:

(a)	to a United States person, any person in the United States or any person for the account or benefit of a United States person or a person in the United States except pursuant to Rule 144 under the United States Securities Act of 1993, as amended (the “U.S. Securities Act”), if available;

(b)	in connection with any transfers or conversions which are otherwise not in compliance with (i) the U.S. Securities Act and the regulations thereunder if applicable, (ii) the Securities Act (Ontario) and the rules and regulations thereunder, (iii) applicable securities laws and regulations of other relevant jurisdictions, or (iv) the policies of the TSX Venture Exchange or such other Securities Exchange on which the Corporation’s securities may then be traded; and

(c)	prior to the expiry of the applicable hold period, unless the Corporation and its legal counsel are satisfied, acting reasonably, that it is permitted under applicable Securities Laws and under the policies of the TSX Venture Exchange or such other Securities Exchange on which the Corporation’s securities may then be traded.

Notwithstanding anything to the contrary contained herein but subject to the terms of this Section 13, no assignment or transfer of any right or interest in this Debenture shall be permitted except in compliance with applicable Securities Laws and the transferee, assignee or Debentureholder as the case may be, furnishes to the Corporation such evidence as the Corporation may reasonably require in order to satisfy itself with respect to the foregoing. No prior written consent of the Corporation is required to permit the assignment or transfer of any right or interest in this Debenture by a Debentureholder to any Affiliate of the Debentureholder or to any investment fund managed by the Debentureholder’s manager or its Affiliate provided the other conditions to such assignment or transfer as provided in this Section 13 are satisfied. Any purported assignment or transfer of any right or interest in this Debenture by a Debentureholder that is not in compliance with this Section 13 shall be null and void.

The appropriate legends, as follows, will be placed on the certificates representing the Common Shares issued on conversion of the Debenture denoting the restrictions on transfer imposed by applicable Securities Laws and the policies of the TSX Venture Exchange or such other Securities Exchange on which the Corporation’s securities may then be traded, including but not limited to the following legends:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) FEBRUARY 8, 2021 AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY. ”

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR U.S. STATE SECURITIES LAWS. THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO SNOW LAKE RESOURCES LTD. (THE “CORPORATION”), (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY (I) RULE 144 THEREUNDER IF AVAILABLE OR (II) RULE 144A THEREUNDER, IF AVAILABLE, AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS, (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, PROVIDED THAT, IN THE CASE OF TRANSFERS PURSUANT TO (C)(I) OR (D) ABOVE, THE HOLDER HAS, PRIOR TO SUCH TRANSFER, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE CORPORATION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

14.	Certain Requirements re: Successor Corporations

The Corporation shall not, directly or indirectly, sell, lease, transfer or otherwise dispose of all or substantially all of its property and assets as an entirety to any other entity, and shall not consolidate, amalgamate, reorganize or merge with or into any other corporation (any such other entity or corporation being herein referred to as a “successor corporation”) unless:

(a)	the Corporation has received express written consent for such transaction from the Debentureholder;

(b)	the successor corporation shall execute, prior to or contemporaneously with the consummation of any such transaction, such instruments as are reasonably necessary to evidence the assumption by the successor corporation of the due and punctual payment of the outstanding amount of this Debenture or the reservation and allotment for issuance of a sufficient number of shares to satisfy the conversion privilege and interest payment obligations hereunder and to observe and perform all the covenants and obligations of the Corporation under this Debenture and the Subscription Agreement;

(c)	such transaction shall be upon such terms as to preserve and not to impair any of the rights or powers of the Debentureholder hereunder, under the Subscription Agreement or any security pertaining hereto or thereto; and

(d)	immediately after giving effect to such transaction, no condition or event shall exist which constitutes an Event of Default, or may constitute an Event of Default after notice or lapse of time or both.

15.	Participation Rights

15.1	The Corporation agrees that, for eighteen (18) months from the date of this Debenture, the Debentureholder (directly or through an Affiliate) shall have the right (the “Participation Right”), to subscribe for and to be issued as part of a Sale (as defined herein) at the subscription price per Offered Security pursuant to the Sale and otherwise on substantially the terms and conditions of the Sale, up to an amount of the Offered Securities equal to the Principal Amount (provided that, if the Debentureholder is prohibited by Securities Laws or other applicable law from participating on substantially the terms and conditions of the Sale, the Corporation shall use commercially reasonable efforts to enable the Debentureholder to participate on terms and conditions that are as substantially similar as circumstances permit).

15.2	While the Debenture or any Indebtedness due thereunder remain outstanding and unpaid, if the Corporation proposes to issue (the “Issuance”) any Offered Securities for cash consideration pursuant to a public offering or a private placement (a “Sale”) at any time after the date hereof, the Corporation will, as soon as possible after the public announcement of the Issuance, but in any event not later than three (3) Business Days following such public announcement, and at least five (5) Business Days prior to the expected completion date of the Issuance, give written notice of the Issuance (the “Offering Notice”) to the Debentureholder including, to the extent known by the Corporation, full particulars of the Sale, including the number of Offered Securities, the rights, privileges, restrictions, terms and conditions of the Offered Securities, the price per Offered Security to be issued under the Sale, the expected use of proceeds of the Sale and the expected closing date of the Sale .

15.3	If the Debentureholder wishes to exercise the Participation Right, the Debentureholder shall give written notice to the Corporation (the “Exercise Notice”) of its intention to exercise such right and of the number of Offered Securities the Debentureholder wishes to purchase, and shall subscribe to the Sale within seven (7) Business Days after the date of receipt of an Offering Notice, or in the case of a public offering that is a “bought deal”, within two (2) Business Days of receipt of an Offering Notice (the “Notice Period”), failing which the Debentureholder will not be entitled to exercise the Participation Right in respect of such Sale or Issuance.

15.4	If the Corporation receives an Exercise Notice from the Debentureholder within the Notice Period, then the Corporation shall:

(i) subject to the receipt and continued effectiveness of all required approvals (including any applicable approval(s) of a securities exchange and any required approvals under Securities Laws and any required shareholder approval), which approvals the Corporation shall use all commercially reasonable efforts to promptly obtain (including by applying for any necessary price protection confirmations, seeking shareholder approval (if required) in the manner described below, and using its commercially reasonable efforts to cause management and each member of the Board to vote their Common Shares and any shares of the Corporation entitled to vote in the matter and all votes received by proxy in favour of the issuance of the Offered Securities to the Debentureholder); and

(ii) subject to the issuance to the Debentureholder or its Affiliate of Common Shares or other Offered Securities being exempt from prospectus and registration requirements under Securities Laws and subject to the completion of the relevant Offering, issue to the Debentureholder or its Affiliate, against payment of the subscription price payable in respect thereof, that number of Common Shares or other Offered Securities, as applicable, set forth in the Exercise Notice.

The parties agree that the issuance of any Common Shares or other Offered Securities to the Debentureholder pursuant to this Section shall occur concurrently with the completion of the relevant Sale. If the Corporation is required to seek shareholder approval for the issuance of the Offered Securities to the Debentureholder or its Affiliate, then the Corporation shall call and hold a meeting of its shareholders to consider the issuance of the Offered Securities to the Debentureholder or its Affiliate as soon as reasonably practicable, and in any event such meeting shall be held within seventy-five (75) days after the date that the Corporation is advised that it will require shareholder approval, and shall recommend approval of the issuance of the Offered Securities and shall solicit proxies in support thereof.

16.	Adjustment for More Favourable Terms Contained in Future Financings

(n)	If, after the date of this Debenture, the Corporation or any of its Subsidiaries issues a convertible security or equity-linked security (whether such debt begins with a convertible feature or such feature is added at a later date) with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Debentureholder in this Debenture, including the issuance of warrants or extent of warrant coverage even if merely based on a reduction of the conversion price or original issuance discount, or more favorable terms than the Warrants, then the Company shall notify the Debentureholder of such additional or more favorable term and such term, at the Debentureholder’s option, shall become a part of this Debenture and its supporting documentation (types of terms contained in the other security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, conversion look back periods, interest rates, original issue discount percentages and warrant coverage).

17.	Asset Sale or Financing

If, after the date of this Debenture, the Corporation completes an Asset Sale or a Qualified Financing, the Corporation must use the gross proceeds of the Asset Sale or Qualified Financing, as applicable, to prepay the Indebtedness.

18.	Vesting of Powers in Successors

Whenever the conditions of Section 14 have been fully observed and performed, the successor corporation shall possess and from time to time may exercise each and every right and power of the Corporation under this Debenture in the name of the Corporation or otherwise and any act or proceeding by any provision of this Debenture required to be done or performed by the Corporation or its officers may be done and performed with like force and effect by the successor corporation or its officers.

19.	Waiver

No waiver on the part of the Debentureholder in exercising any right or privilege hereunder and no waiver as to any Event of Default hereunder shall operate as a waiver thereof unless made in writing and signed by the Debentureholder.  No written waiver shall preclude the further or other exercise by the Debentureholder of any right, power or privilege hereunder, or extend to or apply to any further Event of Default.

20.	Further Assurances

The Corporation shall from time to time forthwith on the Debentureholder’s request do, make and execute all such further assignments, documents, acts, matters and things as may be required by the Debentureholder with respect to give effect to the matters contemplated in the Credit Documents or any part thereof, including all matters contemplated in this Debenture.

21.	Notices

Any notice or communication to be given hereunder may be effectively given by delivering the same at the addresses hereinafter set forth or by sending the same by email or prepaid registered mail to the parties at such addresses. Any notice so mailed shall be deemed to have been received on the fifth Business Day next following the mailing thereof provided the postal service is in operation during such time. Any email notice shall be deemed to have been received on the Business Day next following the date of transmission. The mailing and email addresses of the parties for the purposes hereof shall respectively be:

if to the Debentureholder:               To the address set out on the first page of this Debenture, with a copy to:

Garfinkle Biderman LLP

1 Adelaide Street East, Suite 801

Toronto, Ontario M5C 1J4

Attention:     Shimmy Posen

Email:             sposen@garfinkle.com

if to the Corporation:                     Snow Lake Resources Ltd.

201 Portage Avenue, Suite 2200

Winnipeg, Manitoba R3B 3L3

Attention:     [●]

Email:          [●]

Either party may from time to time notify the other party hereto, in accordance with the provisions hereof, of any change of address which thereafter, until changed by like notice, shall be the address of such party for all purposes of this Agreement.

22.	Successors and Assigns

This Debenture shall be binding upon and shall enure to the benefit of the Corporation and the Debentureholder and their respective successors and assigns, provided that neither party shall assign any of its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld.

23.	Governing Law and Submission to Jurisdiction

This Debenture and all other documents delivered to the Debentureholder hereunder shall be construed and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each of the Corporation and the Debentureholder hereby agrees that any legal suit, action or proceeding arising out of or relating to this Debenture and all such other documents may be instituted in the courts of the Province of Ontario only and the parties accept and irrevocably submit to the jurisdiction of the said courts, and acknowledge their competence and agree to be bound  by any judgment thereof.

24.	No Broker-Dealer Acknowledgement

Absent a final adjudication from a court of competent jurisdiction stating otherwise, so long as any obligation of Corporation under this Debenture or the other related documents is outstanding, the Corporation shall not state, claim, allege, or in any way assert to any person, institution, or entity, that Debentureholder is currently, or ever has been, a broker-dealer under the Securities Exchange Act of 1934.

25.	Opportunity to Consult with Counsel.

The Corporation represents and acknowledges that it has been provided with the opportunity to discuss and review the terms of this Debenture and the other related documents with its counsel before signing it and that it is freely and voluntarily signing such documents in exchange for the benefits provided herein. In light of this, the Corporation will not contest the validity of such documents and the transactions contemplated therein. The Corporation further represents and acknowledges that it has been provided a reasonable period of time within which to review the terms of such documents.

[remainder of page intentionally left blank]

DATED as of the ____ day of November, 2020.

SNOW LAKE RESOURCES LTD.

Per:
[●]

Signature Page Debenture

SCHEDULE “A”
CONVERSION NOTICE

TO: SNOW LAKE RESOURCES LTD.

Reference is made to the Unsecured Convertible Debenture of Snow Lake Resources Ltd. dated November [●], 2020. Any term not otherwise defined in this Notice shall have the meaning ascribed to it in the Debenture.

The undersigned Debentureholder of the Debenture hereby gives notice that it elects to convert certain Indebtedness for the undernoted number of Common Shares in accordance with the terms of the Debenture and as follows.

Amount of Indebtedness Being Converted:	$_____________________

Common Shares to be Issued:	______________________

Effective Date:	______________________

The undersigned hereby directs that the shares are to be issued and delivered as follows:

Registration Instructions:	Delivery Instructions:

Any unpaid interest shall be paid by cash.

By checking the applicable box below, the undersigned represents, warrants and certifies as follows (only one of the following must be checked):

A. ☐	at the time of execution of this Conversion Notice, it (and any person named hereunder to which common shares are to be issued) (i) is not a U.S. person or a person within the United States and is not converting the Debentures on behalf of a U.S. person or a person within the United States; and (ii) did not execute or deliver this Conversion Notice in the United States;

(For purposes hereof, “United States” and “U.S. person” shall have the meanings given to such terms in Regulation S under the United States Securities Act of 1933 (the “U.S. Securities Act”));

or

B. ☐	it is furnishing herewith a written opinion of counsel of recognized standing or other evidence (which must be satisfactory to the Company) to the effect that the common shares issuable upon conversion of the Debentures have been registered under the United States Securities Act of 1933, as amended, and applicable state securities laws or are exempt from registration requirements thereunder.

Note: The undersigned understands that unless Box A above is checked, the certificate representing the common shares will bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available.

Note: Certificates representing common shares will not be registered or delivered to an address in the United States unless Box B above is checked. If Box B is checked, any opinion or other evidence tendered must be in form and substance reasonably satisfactory to the Corporation. Holders planning to deliver an opinion of counsel or other evidence in connection with the conversion of Debentures should contact the Corporation in advance to determine whether any opinions or other evidence to be tendered will be acceptable to the Corporation.

Dated this ______day ______________, 20______.

[DEBENTUREHOLDER]

Per:
Name:
Title:
(authorized signing officer)

Instructions for Conversion

This conversion notice is to be signed by the Debentureholder.

The Debenture must be surrendered at the office of the Corporation, located at 201 Portage Avenue, Suite 2200, Winnipeg, Manitoba R3B 3L3

Fractional Common Shares will not be issued on any conversion and in lieu thereof the Corporation will round up to the next full Common Share if the fraction is 0.5 or greater, and will round down and issue no additional Common Share if the fraction is below 0.5.

Upon surrender of the Debenture, the Corporation will issue to the Debentureholder the number of shares converted and shall deliver a certificate(s) or other evidence of such shares. The Corporation shall also deliver a new debenture in the event of a partial conversion.

If Common Shares are to be issued in the name of a person other than the Debentureholder, all requisite transfer taxes must be tendered by the Debentureholder.

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SCHEDULE “B”
TRANSFER FORM

TO:	SNOW LAKE RESOURCES LTD.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

Name

Address

Social Insurance Number, Social Security Number, or Tax Identification Number

$_________________________ of the principal amount of Debenture registered in the name of the undersigned represented by the within certificate (which amount must be $1,000 or an integral multiple thereof) and do hereby irrevocably constitute and appoint the Corporate Secretary of the Corporation attorney to transfer the said Debenture on the books of the Corporation with full power of substitution in the premises.

DATED this _______ day of ___________.

Signature of Debentureholder

Name of Debentureholder (Please Print)

Authorized Signature Name and Title

TRANSFEREE ACKNOWLEDGMENT

In connection with this transfer (check one):

☐ The undersigned transferee hereby certifies that (i) it was not offered the Debentures while in the United States and did not execute this certificate while within the United States; (ii) it is not acquiring any of the Debenturess represented by this Debenture Certificate by or on behalf of any person within the United States; and (iii) it has in all other respects complied with the terms of Regulation S of United States Securities Act of 1933, as amended (the “1933 Act”), or any successor rule or regulation of the United States Securities and Exchange Commission as presently in effect.

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☐ The undersigned transferee is delivering a written opinion of U.S. Counsel acceptable to the Company to the effect that this transfer of Debentures has been registered under the 1933 Act or is exempt from registration thereunder.

(Signature of Transferee)

Date	Name of Transferee (please print)

The Debenturess and the common shares issuable upon conversion of the Debentures shall only be transferable in accordance with applicable laws. The Debentures may only be exercised in the manner required by the certificate representing the Debentures and the Conversion Notice attached thereto. Any common shares acquired pursuant to the Debentures shall be subject to applicable hold periods and any certificate representing such common shares will bear restrictive legends.

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